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                                  EXHIBIT 11

                          DURA PHARMACEUTICALS, INC.
               STATEMENTS RE COMPUTATIONS OF NET INCOME PER SHARE
                    IN THOUSANDS, EXCEPT PER SHARE AMOUNTS
                                  (UNAUDITED)

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
                                                       THREE MONTHS ENDED
                                                           MARCH 31,
                                                     ----------------------
                                                     1999              1998
 NET INCOME PER SHARE - BASIC

 Net Income......................................   $  7,766         $  7,164
                                                    --------         --------

 Weighted Average Number of Common and Common
   Equivalent Shares:
     Common stock................................     44,100           45,975
                                                    --------         --------

 Net Income per Share............................   $   0.18         $   0.16
                                                    --------         --------
                                                    --------         --------

 NET INCOME PER SHARE - DILUTED

 Net Income......................................   $  7,766         $  7,164
                                                    --------         --------
                                                    --------         --------
 Weighted Average Number of Common and Common
   Equivalent Shares Assuming Issuance of All
   Dilutive Contingent Shares:
     Common stock................................     44,100           45,975
     Stock options...............................        910              833
     Warrants....................................        676            1,715
                                                    --------         --------
        Total....................................     45,686           48,523
                                                    --------         --------
                                                    --------         --------

 Net Income per Share............................   $   0.17         $   0.15
                                                    --------         --------
                                                    --------         --------
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